EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10184) of Unilever N.V. of our report dated June 24, 2009 relating to the financial statements of the UNICare Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 24, 2009